Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-202463, 333-210583, 333-219969, 333-223232, 333-232391, 333-240995 and 333-265325) of our report dated April 11, 2024, relating to the consolidated financial statements of Notable Labs, Ltd. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

April 11, 2024